Exhibit 99.1

News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com

Boeing Reports Third-Quarter Results and Raises 2012 Guidance

•	Earnings per share of $1.35 reported on revenue of $20.0 billion

•	Operating earnings rose at Commercial Airplanes and Defense, Space & Security

•	Backlog grew to $378 billion driven by $24 billion of new orders

•	Operating cash flow before pension contributions* totaled $2.3 billion

•	Cash and marketable securities of $11.2 billion provide strong liquidity

•	Guidance increased for revenue, EPS and operating cash flow

Table 1. Summary Financial Results

	Third Quarter		Change		Nine Months		Change
(Dollars in Millions, except per share data)	2012	2011			2012	2011
Revenues	$20,008	$17,727	13%		$59,396	$49,180	21%
Earnings From Operations	$1,564	$1,714	(9%)		$4,682	$4,247	10%
Operating Margin	7.8%	9.7%	(1.9	)Pts	7.9%	8.6%	(0.7	)Pts
Net Income	$1,032	$1,098	(6%)		$2,922	$2,625	11%
Earnings per Share	$1.35	$1.46	(8%)		$3.84	$3.49	10%
Operating Cash Flow Before Pension Contributions*	$2,346	$949	NM		$4,854	$1,592	NM
Operating Cash Flow	$1,596	$449	NM		$3,341	$1,092	NM

*	Non-GAAP measure. Complete definitions of Boeing’s use of non-GAAP measures, identified by an asterisk (*), are found on page 7, “Non-GAAP Measure Disclosures.”

CHICAGO, October 24, 2012 – The Boeing Company [NYSE: BA] reported third-quarter net income of $1.0 billion, or $1.35 per share, on continued strong core performance and revenue of $20.0 billion. Increased earnings at Commercial Airplanes and Defense, Space & Security were more than offset by higher pension expense of $194 million ($0.18 per share). Earnings per share guidance for 2012 was raised to between $4.80 and $4.95. The company also raised its revenue guidance to between $80.5 and $82 billion on higher Defense, Space & Security revenue, and increased its 2012 operating cash flow outlook to greater than $5.5 billion.

“Strong core operating performance drove increased earnings in both our major businesses, along with higher overall revenues, improved cash flow, and solid earnings per share even as pension headwinds rose,” said Boeing Chairman, President and

Chief Executive Officer Jim McNerney. “Our Defense, Space & Security business maintained double-digit margins in a challenging environment while Commercial Airplanes continued to build momentum with 787 deliveries and 737 MAX orders. Underpinned by our solid performance to date and positive outlook, we are raising our year-end guidance for revenue, earnings and operating cash flow. We remain well positioned for long-term growth with a clear focus on quality, productivity and disciplined program execution,” McNerney said.

Table 2. Cash Flow

	Third Quarter		Nine Months
(Millions)	2012	2011	2012	2011
Operating Cash Flow Before Pension Contributions*	$2,346	$949	$4,854	$1,592
Pension Contributions	($750)	($500)	($1,513)	($500)

Operating Cash Flow	$1,596	$449	$3,341	$1,092
Less Additions to Property, Plant & Equipment	($428)	($380)	($1,208)	($1,142)

Free Cash Flow*	$1,168	$69	$2,133	($50)

Boeing’s quarterly operating cash flow before pension contributions* was $2.3 billion. Operating cash flow was $1.6 billion, with higher commercial airplane deliveries and strong operating performance more than offsetting continued investment in the 787 program and discretionary pension funding. Free cash flow* was $1.2 billion in the quarter (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances

	Quarter-End
(Billions)	3Q12	2Q12
Cash	$6.6	$6.3
Marketable Securities[1]	$4.6	$4.0

Total	$11.2	$10.3
Debt Balances:
The Boeing Company	$8.6	$8.6
Boeing Capital Corporation	$2.6	$2.6

Total Consolidated Debt	$11.2	$11.2

[1]	Marketable securities consists primarily of time deposits due within one year classified as “short-term investments.”

Cash and investments in marketable securities totaled $11.2 billion at quarter-end (Table 3), up from $10.3 billion at the beginning of the quarter. Debt was $11.2 billion, unchanged from the prior quarter.

Total company backlog at quarter-end was $378 billion, up from $374 billion at the beginning of the quarter, and included net orders for the quarter of $24 billion.

Segment Results

Commercial Airplanes

Table 4. Commercial Airplanes Operating Results

	Third Quarter		Change		Nine Months		Change
(Dollars in Millions)	2012	2011			2012	2011
Commercial Airplanes Deliveries	149	127	17%		436	349	25%

Revenues	$12,186	$9,515	28%		$34,966	$25,476	37%
Earnings from Operations	$1,153	$1,085	6%		$3,445	$2,514	37%

Operating Margins	9.5%	11.4%	(1.9	) Pts	9.9%	9.9%	0.0 Pts

Boeing Commercial Airplanes third-quarter revenue increased by 28 percent to $12.2 billion on higher delivery volume. Operating margin was 9.5 percent, reflecting the dilutive impact of 787 and 747-8 deliveries and higher period costs partially offset by lower R&D (Table 4).

During the quarter, Commercial Airplanes began major assembly on the 787-9, and, in October, delivered the first 787 built in South Carolina.

Commercial Airplanes booked 369 net orders during the quarter. Backlog remains strong with approximately 4,100 airplanes valued at $307 billion.

Boeing Defense, Space & Security

Table 5. Defense, Space & Security Operating Results

	Third Quarter		Change	Nine Months		Change
(Dollars in Millions)	2012	2011		2012	2011
Revenues
Boeing Military Aircraft	$3,789	$3,964	(4%)	$12,227	$10,998	11%
Network & Space Systems	$1,990	$2,269	(12%)	$5,672	$6,693	(15%)
Global Services & Support	$2,060	$1,967	5%	$6,365	$5,814	9%

Total BDS Revenues	$7,839	$8,200	(4%)	$24,264	$23,505	3%

Earnings from Operations
Boeing Military Aircraft	$445	$397	12%	$1,245	$1,152	8%
Network & Space Systems	$161	$178	(10%)	$360	$511	(30%)
Global Services & Support	$221	$249	(11%)	$712	$630	13%

Total BDS Earnings from Operations	$827	$824	0%	$2,317	$2,293	1%
Operating Margins	10.5%	10.0%	0.5 Pts	9.5%	9.8%	(0.3	)Pts

Boeing Defense, Space & Security’s (BDS) third-quarter revenue was $7.8 billion, while operating margin was 10.5 percent (Table 5).

Boeing Military Aircraft (BMA) third-quarter revenue decreased to $3.8 billion, driven by delivery mix. Operating margin increased to 11.7 percent, on strong performance across various programs. During the quarter, BMA was awarded the P-8A low rate initial production contract III with the U.S. Navy, while the first P-8I aircraft for the Indian Navy began its official flight test program.

Network & Space Systems (N&SS) third-quarter revenue decreased to $2.0 billion, driven by lower volume on Brigade Combat Team Modernization. Operating margin was 8.1 percent. During the quarter, N&SS was awarded a contract to build and launch the tenth Wideband Global Communications satellite, while the second Intelsat 702 medium power satellite was launched and is on orbit.

Global Services & Support (GS&S) third-quarter revenue increased to $2.1 billion, primarily due to higher volume in training systems. Operating margin decreased to 10.7 percent, reflecting lower earnings in integrated logistics. During the quarter, GS&S was awarded a follow-on upgrade contract from the U.S. Air Force for the B-1 bomber.

Backlog at BDS was $71 billion, more than two times the unit’s projected 2012 revenue.

Additional Financial Information

Table 6. Additional Financial Information

	Third Quarter		Change	Nine Months		Change
(Dollars in Millions)	2012	2011		2012	2011
Revenues
Boeing Capital Corporation	$101	$126	(20%)	$325	$416	(22%)
Other segment	$27	$33		$93	$107
Unallocated items and eliminations	($145)	($147)		($252)	($324)

Earnings from Operations
Boeing Capital Corporation	$33	$19	74%	$102	$133	(23%)
Other segment expense	($74)	$92		($203)	$11
Unallocated items and eliminations	($375)	($306)		($979)	($704)

Other income, net	$17	$49		$39	$76
Interest and debt expense	($115)	($121)		($346)	($374)
Effective tax rate	29.5%	33.4%		33.1%	33.6%

At quarter-end, Boeing Capital Corporation’s (BCC) portfolio balance was $4.1 billion, unchanged from the beginning of the quarter. BCC’s debt-to-equity ratio was 5.0-to-1.

The “Other” segment includes unallocated activities of Engineering, Operations and Technology, Shared Services Group as well as certain intercompany guarantees provided to BCC. Other segment expense was $74 million in the quarter compared with Other segment income of $92 million in 2011 due to a $141 million gain in the third quarter of 2011 from an upgraded credit rating assigned to certain financing receivables.

The loss in unallocated items and eliminations increased due to higher pension expense. The third quarter of 2011 included a $161 million charge for post-retirement medical. Total pension expense for the third quarter was $583 million, as compared to $389 million in the same period last year.

Outlook

The company’s 2012 financial guidance (Table 7) has been updated to reflect the strong core performance in both businesses.

Table 7. Financial Outlook

(Dollars in Billions, except per-share data)	2012
The Boeing Company
Revenue	$80.5 - 82.0
Earnings Per Share (GAAP)	$4.80 - 4.95
Operating Cash Flow [1]	> $5.5

Boeing Commercial Airplanes
Deliveries [2]	585 - 600
Revenue	$47.5 - 49.5
Operating Margin	~ 9.0%

Boeing Defense, Space & Security
Revenue
Boeing Military Aircraft	~ $16.3
Network & Space Systems	~ $7.7
Global Services & Support	~ $8.7

Total BDS Revenue	$32.5 - 33.0

Operating Margin
Boeing Military Aircraft	~ 9.75%
Network & Space Systems	~ 6.5%
Global Services & Support	~ 11.25%

Total BDS Operating Margin	> 9.25%

Boeing Capital Corporation
Portfolio Size	Lower
Revenue	~ $0.4
Return on Assets	~ 1.0%

Research & Development	$3.3 - 3.5
Capital Expenditures	~ $1.8
Pension Expense [3]	$2.5

[1]	After discretionary cash pension contributions of $1.5 billion and assuming new aircraft financings under $0.5 billion.
[2]	2012 is sold out and includes an expected 70 to 85 787 and 747-8 deliveries, of which approximately half are 787 aircraft.
[3]	Approximately $0.8 billion is expected to be recorded in unallocated items and eliminations.

Earnings per share guidance for 2012 increased to between $4.80 and $4.95, up from between $4.40 and $4.60, reflecting the strong core operating performance. Total company 2012 revenue increased to between $80.5 and $82 billion, from between $79.5 and $81.5 billion, on higher Defense, Space & Security revenues. Operating cash flow guidance for 2012 is now expected to be greater than $5.5 billion, up from greater than $5 billion.

BDS’s revenue guidance increased to between $32.5 and $33 billion, from between $31.5 and $32 billion, reflecting increased volume. BDS’s operating margin is now greater than 9.25 percent, up from greater than 9 percent.

BCC’s return on assets is now expected to be approximately 1.0 percent, up from approximately 0.5 percent.

Capital expenditures for 2012 have been reduced to approximately $1.8 billion, down from approximately $2.0 billion.

Based on current interest rates and market conditions, pension expense in 2013 is estimated to be approximately $3.5 billion, of which approximately $1.8 billion is expected to be recorded in unallocated items and eliminations. 2013 pension expense will be determined at year end based on market conditions at that time.

Non-GAAP Measure Disclosures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures (indicated by an asterisk *) used in this report provide investors with important perspectives into the company’s ongoing business performance. The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. The following definitions are provided:

Operating Cash Flow Before Pension Contributions

Operating cash flow before pension contributions is defined as GAAP operating cash flow less pension contributions. Management believes operating cash flow before pension contributions provides additional insights into underlying business performance. Table 2 provides a reconciliation between GAAP operating cash flow and operating cash flow before pension contributions.

Free Cash Flow

Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) our commercial development programs, planned production rate increases across multiple commercial airline programs and the overall health of our aircraft production system; (4) changing acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #

Contact:

Investor Relations:   Stephanie Pope or Matt Welch (312) 544-2140

Communications:     Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Nine months ended		Three months ended
	September 30		September 30
(Dollars in millions, except per share data)	2012	2011	2012	2011
Sales of products	$51,441	$40,441	$17,415	$14,907
Sales of services	7,955	8,739	2,593	2,820

Total revenues	59,396	49,180	20,008	17,727

Cost of products	(43,103)	(32,335)	(14,683)	(12,006)
Cost of services	(6,431)	(7,177)	(2,089)	(2,319)
Boeing Capital interest expense	(69)	(94)	(22)	(32)

Total costs and expenses	(49,603)	(39,606)	(16,794)	(14,357)

	9,793	9,574	3,214	3,370
Income from operating investments, net	211	202	120	52
General and administrative expense	(2,774)	(2,544)	(916)	(807)
Research and development expense, net	(2,545)	(3,005)	(853)	(901)
(Loss)/gain on dispositions, net	(3)	20	(1)

Earnings from operations	4,682	4,247	1,564	1,714
Other income, net	39	76	17	49
Interest and debt expense	(346)	(374)	(115)	(121)

Earnings before income taxes	4,375	3,949	1,466	1,642
Income tax expense	(1,450)	(1,325)	(432)	(548)

Net earnings from continuing operations	2,925	2,624	1,034	1,094
Net (loss)/gain on disposal of discontinued operations, net of taxes of $2, $0, $1 and ($2)	(3)	1	(2)	4

Net earnings	$2,922	$2,625	$1,032	$1,098

Basic earnings per share from continuing operations	$3.86	$3.52	$1.36	$1.47
Net (loss)/gain on disposal of discontinued operations, net of taxes

Basic earnings per share	$3.86	$3.52	$1.36	$1.47

Diluted earnings per share from continuing operations	$3.84	$3.49	$1.35	$1.46
Net (loss)/gain on disposal of discontinued operations, net of taxes

Diluted earnings per share	$3.84	$3.49	$1.35	$1.46

Cash dividends paid per share	$1.32	$1.26	$0.44	$0.42

Weighted average diluted shares (millions)	762.3	751.8	765.2	753.9

The Boeing Company and Subsidiaries

Consolidated Statements of Financial Position

(Unaudited)

	September 30	December 31
(Dollars in millions, except per share data)	2012	2011
Assets
Cash and cash equivalents	$6,582	$10,049
Short-term and other investments	4,590	1,223
Accounts receivable, net	5,437	5,793
Current portion of customer financing, net	318	476
Deferred income taxes	34	29
Inventories, net of advances and progress billings	36,817	32,240

Total current assets	53,778	49,810
Customer financing, net	4,028	4,296
Property, plant and equipment, net of accumulated depreciation of $14,554 and $13,993	9,496	9,313
Goodwill	4,961	4,945
Acquired intangible assets, net	2,930	3,044
Deferred income taxes	5,520	5,892
Investments	1,195	1,043
Other assets, net of accumulated amortization of $471 and $717	1,746	1,643

Total assets	$83,654	$79,986

Liabilities and equity
Accounts payable	$9,152	$8,406
Accrued liabilities	11,773	12,239
Advances and billings in excess of related costs	15,619	15,496
Deferred income taxes and income taxes payable	4,136	2,780
Short-term debt and current portion of long-term debt	2,172	2,353

Total current liabilities	42,852	41,274
Accrued retiree health care	7,454	7,520
Accrued pension plan liability, net	15,586	16,537
Non-current income taxes payable	166	122
Other long-term liabilities	900	907
Long-term debt	9,014	10,018
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,068	4,033
Treasury stock, at cost – 258,532,626 and 267,556,388 shares	(16,055)	(16,603)
Retained earnings	29,775	27,524
Accumulated other comprehensive loss	(15,261)	(16,500)

Total shareholders’ equity	7,588	3,515
Noncontrolling interest	94	93

Total equity	7,682	3,608

Total liabilities and equity	$83,654	$79,986

The Boeing Company and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30
(Dollars in millions)	2012	2011
Cash flows - operating activities:
Net earnings	$2,922	$2,625
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	148	141
Depreciation and amortization	1,313	1,237
Investment/asset impairment charges, net	59	50
Customer financing valuation provision	(4)	(220)
Loss/(gain) on disposal of discontinued operations	5	(1)
Loss/(gain) on dispositions, net	3	(20)
Other charges and credits, net	559	358
Excess tax benefits from share-based payment arrangements	(43)	(35)
Changes in assets and liabilities –
Accounts receivable	150	(911)
Inventories, net of advances and progress billings	(4,588)	(8,245)
Accounts payable	857	1,447
Accrued liabilities	(123)	(449)
Advances and billings in excess of related costs	123	1,996
Income taxes receivable, payable and deferred	1,085	1,314
Other long-term liabilities	22	107
Pension and other postretirement plans	571	1,445
Customer financing, net	254	171
Other	28	82

Net cash provided by operating activities	3,341	1,092

Cash flows - investing activities:
Property, plant and equipment additions	(1,208)	(1,142)
Property, plant and equipment reductions	29	54
Acquisitions, net of cash acquired	(18)	(42)
Contributions to investments	(10,331)	(6,089)
Proceeds from investments	6,941	8,006
Receipt of economic development program funds		69
Purchase of distribution rights	(6)

Net cash (used)/provided by investing activities	(4,593)	856

Cash flows - financing activities:
New borrowings	34	789
Debt repayments	(1,273)	(895)
Repayments of distribution rights financing	(72)	(436)
Stock options exercised, other	96	106
Excess tax benefits from share-based payment arrangements	43	35
Employee taxes on certain share-based payment arrangements	(72)	(21)
Dividends paid	(990)	(932)

Net cash used by financing activities	(2,234)	(1,354)

Effect of exchange rate changes on cash and cash equivalents	19	1

Net (decrease)/increase in cash and cash equivalents	(3,467)	595
Cash and cash equivalents at beginning of year	10,049	5,359

Cash and cash equivalents at end of period	$6,582	$5,954

The Boeing Company and Subsidiaries

Summary of Business Segment Data

(Unaudited)

	Nine months ended		Three months ended
	September 30		September 30
(Dollars in millions)	2012	2011	2012	2011
Revenues:
Commercial Airplanes	$34,966	$25,476	$12,186	$9,515
Defense, Space & Security:
Boeing Military Aircraft	12,227	10,998	3,789	3,964
Network & Space Systems	5,672	6,693	1,990	2,269
Global Services & Support	6,365	5,814	2,060	1,967

Total Defense, Space & Security	24,264	23,505	7,839	8,200
Boeing Capital	325	416	101	126
Other segment	93	107	27	33
Unallocated items and eliminations	(252)	(324)	(145)	(147)

Total revenues	$59,396	$49,180	$20,008	$17,727

Earnings from operations:
Commercial Airplanes	$3,445	$2,514	$1,153	$1,085
Defense, Space & Security:
Boeing Military Aircraft	1,245	1,152	445	397
Network & Space Systems	360	511	161	178
Global Services & Support	712	630	221	249

Total Defense, Space & Security	2,317	2,293	827	824
Boeing Capital	102	133	33	19
Other segment	(203)	11	(74)	92
Unallocated items and eliminations	(979)	(704)	(375)	(306)

Earnings from operations	4,682	4,247	1,564	1,714
Other income, net	39	76	17	49
Interest and debt expense	(346)	(374)	(115)	(121)

Earnings before income taxes	4,375	3,949	1,466	1,642
Income tax expense	(1,450)	(1,325)	(432)	(548)

Net earnings from continuing operations	2,925	2,624	1,034	1,094
Net (loss)/gain on disposal of discontinued operations, net of taxes of $2, $0, $1 and ($2)	(3)	1	(2)	4

Net earnings	$2,922	$2,625	$1,032	$1,098

Research and development expense, net:
Commercial Airplanes	$1,638	$2,191	$534	$633
Defense, Space & Security:
Boeing Military Aircraft	455	369	166	119
Network & Space Systems	335	327	116	110
Global Services & Support	78	77	24	21

Total Defense, Space & Security	868	773	306	250
Other	39	41	13	18

Total research and development expense, net	$2,545	$3,005	$853	$901

Unallocated items and eliminations:
Share-based plans	$(64)	$(63)	$(23)	$(19)
Deferred compensation	(49)	4	(15)	64
Pension	(608)	(216)	(204)	(58)
Post-retirement	(79)	(208)	(30)	(175)
Capitalized interest	(53)	(39)	(16)	(8)
Eliminations and other	(126)	(182)	(87)	(110)

Total	$(979)	$(704)	$(375)	$(306)

The Boeing Company and Subsidiaries

Operating and Financial Data

(Unaudited)

	Nine months ended		Three months ended
Deliveries	September 30		September 30
	2012	2011	2012	2011
Commercial Airplanes
737	310	281	102	100
747	21		8
767	20	14	7	5
777	62	53	20	21
787	23	1	12	1

Total	436	349	149	127

Defense, Space & Security
Boeing Military Aircraft
F/A-18 Models	36	38	12	13
F-15 Models	8	11		3
C-17 Globemaster	8	11	3	4
KC-767 International Tanker		1
CH-47 Chinook	40	22	18	6
AH-64 Apache	13		10
AEW&C	2	2		2
P-8A Poseidon	3		2
Network & Space Systems
Commercial and Civil Satellites	3		2
Military Satellites	6	2	3	1

	September 30	June 30	March 31	December 31
Contractual backlog (Dollars in billions)	2012	2012	2012	2011
Commercial Airplanes	$305.4	$300.4	$305.3	$293.3
Defense, Space & Security:
Boeing Military Aircraft	28.5	29.7	29.0	24.1
Network & Space Systems	9.7	9.9	10.1	9.0
Global Services & Support	14.1	14.6	14.2	13.3

Total Defense, Space & Security	52.3	54.2	53.3	46.4

Total contractual backlog	$357.7	$354.6	$358.6	$339.7

Unobligated backlog	$19.9	$19.2	$21.2	$15.8

Total backlog	$377.6	$373.8	$379.8	$355.5

Workforce	175,400	174,200	172,200	171,700